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                                                                    EXHIBIT 10.4

                                ADDENDUM No. 2 TO
                    OPERATING SERVICES AGREEMENT MONAGAS SUR

PDVSA Petroleo S.A., formerly PDVSA Petroleo y Gas S.A., a the SUBSIDIARY of
Petroleos de Venezuela, S.A., organized and domiciled in Caracas, originally registered with the Second Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda on November 16, 1978, under No. 26, Volume
127-A Second, the Articles of Incorporation-Bylaws of which have undergone various modifications, the most recent one being that changing its corporate name to PDVSA Petroleo, S.A., as evidenced by the document recorded with the abovementioned Commercial Registry on May 9, 2001, under No. 23, Volume 81-A
Second, published in commercial newspaper El Informe Empresarial, No. 8244 dated
May 11, 2001, hereinafter referred to as the THE SUBSIDIARY, represented herein by Mr. Carlos Machado, Venezuelan, of legal age, of this domicile, bearer of Identity Card No. [ ], duly authorized by the THE SUBSIDIARY's Board of
Directors, as party of the first part, and, as party of the second part BENTON
VINCCLER, C.A., a company domiciled in Caracas, registered with the Commercial
Registry of the Judicial Circuit of the Federal District and State of Miranda on June 29, 1993, under No. 13, Volume 146-A-Second, (hereinafter referred to as the "the CONTRACTOR"), represented by its President, Mr. Peter Hill, British, of legal age, here in transit, bearer of Passport No. ______, duly authorized as evidenced by the Special Shareholders' Meeting of September 5, 2002.

WHEREAS, the CONTRACTOR has a project to supply Natural Gas from the exploitation of the Proven Gas Reservoirs in the Uracoa and Bombal Fields belonging to the Monagas Sur Unit;

WHEREAS, as of this date, the parties have jointly set forth the conditions that will govern the delivery, through the Macapaima Valve Station of the Anaco-Puerto Ordaz Gas Pipeline, of the Natural Gas produced in the aforementioned Fields;

CONSEQUENTLY, the Parties have agreed to enter into, as in fact it is entered into hereby, this Addendum (the "Addendum") to the Operating Services Agreement entered into between the SUBSIDIARY and the CONTRACTOR on July 31st, 1992 (the
"Agreement") to be governed by the following provisions:



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General

All clauses, terms and definitions contained in the Agreement shall remain in full force and effect, except for the additions and modifications detailed below:

1.- THE DEFINITION CONTAINED IN CLAUSE C8 IS MODIFIED AS FOLLOWS:

C8 Commercial Production: Shall mean the Crude Oil and the Natural Gas produced and transferred to the SUBSIDIARY, respectively, at the Delivery Points, in a regular manner, in quantities commercially adequate, by the CONTRACTOR, and in accordance with the Work Program and as approved by the SUBSIDIARY. The
SUBSIDIARY shall not arbitrarily object the decision of the CONTRACTOR to initiate the Commercial Production.

2.- THREE NEW DEFINITIONS ARE ADDED NUMBERED, C27, C28 AND C29, WHICH READ AS
FOLLOWS:

C27 Gas Area: Means the Natural Gas area, comprised of the Uracoa and Bombal fields described and delineated respectively as set forth in Appendices A and B of the Agreement, where the investments related to the production of Natural Gas under this Agreement shall be made. Any proposal related to Natural Gas production in areas of exploitation that are not included in the Gas Area, must be submitted by the CONTRACTOR to the consideration and approval of the SUBSIDIARY and will be subject to another negotiation to be jointly agreed upon between the SUBSIDIARY and the CONTRACTOR. This negotiation, however, will not guarantee any agreement with respect to these areas.

C28 Total Stipend for Delivery of Gas (ETG): Means the amount to be paid by the SUBSIDIARY to the CONTRACTOR, which is the amount of One Dollar of the United
States of America with Three Cents of a Dollar per standard thousand cubic feet of gas delivered (US$1.03/MCF); delivered at the Natural Gas Transfer Point.

C29 Natural Gas Transfer Point: shall mean the transfer point to the SUBSIDIARY of the custody and risk of loss of the Natural Gas produced from the Gas Area, as defined in Appendix "I" to the Addendum.

3.- A NEW CLAUSE F10 IS HEREBY ADDED AS FOLLOWS:
F10 The SUBSIDIARY will reimburse the CONTRACTOR, by way of the Total



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Stipend for Delivery of Gas (ETG), the Capital Investments defined as Capital
Cost related to the production of Natural Gas in accordance with Clause G22 of this Addendum. It is understood, however, that the maximum amount of reimbursement that the CONTRACTOR will receive for these investments will be Forty-Six Million Dollars of the United States of America (US$46,000,000).

4.- PARAGRAPH G11.B IS HEREBY MODIFIED AS FOLLOWS:

G11 Subject to the terms and conditions herein contained:

    b) Custody and maintain in good and orderly condition in accordance with practices accepted by the oil industry all Oil produced in the Area of the Agreement and all Natural Gas produced in the Gas Area, and any other property, plant or equipment of the SUBSIDIARY within the Area of the Agreement or the Gas Area.

5.- CLAUSES G17 AND G21 ARE HEREBY MODIFIED AS FOLLOWS:

G17 Will ensure that (i) all production of Crude Oil transferred to the SUBSIDIARY is of the quality specified in Appendix "A" of the Agreement, and in volumes which are adequate for their receipt in the SUBSIDIARY's facilities, and
(ii) that all Natural Gas transferred to THE SUBSIDIARY is of the quality specified in Appendix I of this Addendum. It is understood that during the test period, the Crude Oil transferred to the SUBSIDIARY that does not comply with the quality specifications may be received by the SUBSIDIARY and the costs associated with its treatment in order to bring it to the specifications of the Agreement shall be borne by the CONTRACTOR and deducted from future credits.

It is understood that the SUBSIDIARY shall have, at its sole discretion, the right to receive Natural Gas which does not comply with the quality specifications contained in Appendix I of this Addendum ("Off-Spec Gas"). If the SUBSIDIARY decides to receive such Off-Spec Gas from the CONTRACTOR, it shall be obliged to pay the ETG as provided for in the Agreement; and the costs associated with its treatment in order to bring it to the specifications of the Addendum shall be borne by the CONTRACTOR and deducted from future credits.

Subject to the provisions of Section K of the Agreement, the CONTRACTOR will be liable for damages and/or losses in the facilities, materials and equipment owned by the


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SUBSIDIARY, as well as for damages to third parties, for delivery of Off-Spec
Gas. These damages and/or losses will be defined in the Operating and Accounting
Procedures.

G21 Shall have the right, during the term of this Agreement, to receive
Operation and Capital fees based on the production of Oil, and an ETG, based on the production of Natural Gas, as set forth in Parts I and S of the Agreement.

6.- A NEW CLAUSE IS ADDED, NUMBERED G22, AS FOLLOWS:

G22 The CONTRACTOR undertakes to drill and perform well workover in the Gas
Area, and to build, operate and maintain the facilities and infrastructure required to supply a volume of Natural Gas to the SUBSIDIARY, until expiration of the Agreement, of up to a volume of one hundred ninety-eight billion cubic feet (198 BCF) from the Gas Area. The Capital and Non-capital Costs related to the production of Natural Gas in the Gas Area shall be for the CONTRACTOR's account and risk. Any additional Capital Cost in excess of the value mentioned in Clause F10 will also be for the CONTRACTOR's exclusive account and risk, and will not cause any modifications to the ETG described in this Addendum. The
Capital Costs related to production of Natural Gas will not be part of the Capital Costs of the development of Crude Oil and will not bear interest in favor of the CONTRACTOR.

The CONTRACTOR will submit to the SUBSIDIARY in July of each year, and separate from the development of Crude Oil, the schedule of investments foreseen for the following year in connection with the production of Natural Gas, for its consideration.

The Capital Costs related to the production of Natural Gas, accounted for in the Gas Area, up to the end of the preceding quarter, shall be reimbursed to the CONTRACTOR, through the ETG up to a maximum of forty (40) quarterly installments or in the remaining number of quarterly installments over the remaining life of the Agreement.

7.- CLAUSES H1 AND H10 ARE HEREBY MODIFIED TO READ AS FOLLOWS:

H1 Shall have the property of all Oil and Natural Gas produced and shall be responsible for the payment of all royalties and taxes related to such production of Oil and of the royalties derived from the production of Natural
Gas.


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H10 The SUBSIDIARY agrees to receive the full volume of Natural Gas produced daily by the CONTRACTOR and delivered at the Natural Gas Transfer Point subject only to relevant pipeline capacity. At the Natural Gas Transfer Point risk of loss of the Natural Gas shall pass to THE SUBSIDIARY, except for the Natural Gas volume that passes the Transfer Point which is Off Spec. and it is necessary to dispose of this volume in accordance with the regulations set forth by the Ministry of Energy and Mines.

If the CONTRACTOR is capable of delivering to the SUBSIDIARY over the life of this Agreement a volume of Natural Gas higher than One Hundred and Ninety Eight
Billion Cubic Feet (198 BCF), the SUBSIDIARY will have the exclusive discretion to receive such additional volume of Natural Gas or not. If the SUBSIDIARY agrees to receive a volume of Natural Gas higher than One Hundred and Ninety
Eight Billion Cubic Feet (198 BCF) over the life of the Agreement, the Parties will negotiate in good faith the operating and financial conditions related to such surplus.

8.- CLAUSES I1 IS HEREBY MODIFIED AS FOLLOWS:

I1 The CONTRACTOR shall receive all of its compensation on a quarterly basis and based on the volume of Oil and Natural Gas transferred to the SUBSIDIARY in the Oil and Natural Gas Transfer Points, respectively, from and including the Date of Commercial Production of Oil and the date on which deliveries of Natural Gas commence, respectively, as established and redefined in and by Part "S".

9.- A NEW SUBPARAGRAPH "I" IS ADDED TO CLAUSE S5, WHICH READS AS FOLLOWS:

i) Gas pipelines, gas collection systems, gas separation and treatment facilities, gas measuring stations, gas wells, costs for the development of sites and access routes and any materials and equipment related to the production of Natural Gas, up to a maximum of Forty-Six million Dollars of the United States of America (US$46,000,000).

10.- THREE CLAUSES NUMBERS S16, S17 AND S18, ARE ADDED, WHICH READ AS FOLLOWS:

S16 Natural Gas Production: Regarding the development, supply and delivery of Natural Gas from the Gas Area, the CONTRACTOR agrees that the date of first delivery of Natural Gas to the SUBSIDIARY at the Natural Gas Transfer Point set forth in Appendix I of this Addendum, and at any other point mutually agreed by the Parties, will be the date of commencement for the calculation and payment of the ETG.


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S17 The CONTRACTOR shall receive quarterly the ETG multiplied by the volume of
Natural Gas transferred to the SUBSIDIARY during the previous quarter in accordance with Section J2.

The ETG payable to the CONTRACTOR includes the remuneration of its operational costs and the reimbursement of its Capital Costs related to the production of Natural Gas, provided that the total reimbursement of Capital Costs per quarter shall not exceed the amount equivalent to eighty percent (80%) of the ETG for such quarter. In no event, however, will the ETG be less than One Dollar of the United States of America with Three Cents of a Dollar per each Thousand Cubic
Feet of Natural Gas (US$ 1.03/TCF).

S18 The Parties acknowledge that jointly with the production of Natural Gas, the CONTRACTOR will produce an additional amount of Crude Oil from the Gas Area
("Incremental Crude Oil"). The CONTRACTOR shall spend the necessary amounts, including costs of financing and overhead, in order to accomplish the continuous commercial development of the Incremental Crude Oil. The Parties hereby agree that the CONTRACTOR's remuneration with respect to the production of Incremental
Crude Oil shall consist of Operational Fee only which shall be calculated and governed by the same terms and conditions provided for in Parts I, J and S of the Agreement, with the sole exception that the amount of Nine Dollars of the United States of America (US$ 9.00) shall be substituted by the amount of Seven
Dollars of the United States of America (US$ 7.00), per Barrel and shall not be subject to quarterly adjustments. The parties further agree that the Incremental
Crude Oil shall be the amount of Four Million Five Hundred Thousand (4,500,000)
Barrels from all future Crude Oil production.

The Parties agree that the volume of Incremental Crude Oil shall be remunerated to the CONTRACTOR in accordance with the Operating and Accounting Procedures to be defined jointly by the parties within one hundred twenty (120) days after this Addendum is signed.

11.- A NEW APPENDIX I ATTACHED HERETO IS ADDED TO THE AGREEMENT CONTAINING THE
DEFINITION AND DESCRIPTION OF THE NATURAL GAS TRANSFER POINT AND THE NATURAL GAS
QUALITY SPECIFICATIONS.


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12.- CLAUSE R5 IS HEREBY MODIFIED TO READ AS FOLLOWS:

R5 If the operations are delayed, restricted or prevented due to Force Majeure, then, the period to carry out the affected obligations, the term of this Agreement and all rights and obligations thereto will be extended for a period equal to the period affected by Force Majeure, up to a maximum of five (5) years.

In the event of suspension of the Natural Gas production due to Force Majeure, the production of Incremental crude Oil shall also be suspended.

13. This Addendum will become effective as of the date it is signed, and is made an integral part of the Agreement for all legal and contractual effects. The provisions of the Agreement that are not affected by this Addendum will remain in full force and effect for all legal and contractual purposes.

14. All the terms in capital letters contained in this Addendum shall have the same meaning ascribed to them in the Agreement, except if otherwise expressly provided for in this Addendum.

15. Operational procedures (including for the metering of the Natural Gas at the Natural Gas Transfer Point) and all corresponding accounting procedures must be agreed upon between the parties within the one hundred twenty (120) days after the execution hereof

Two (2) copies having a same tenor and effect are made in Caracas, on the 19th day of September, 2002.

THE SUBSIDIARY                             THE CONTRACTOR
Name:    Carlos Machado                    Name:    Peter J. Hill
Title:   Production Managing Director      Title:   Principal Director
         PDVSA PETROLEO, S.A.              BENTON-VINCCLER C.A.


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                                   APPENDIX I
                               UNIDAD MONAGAS SUR
                              URACOA/BOMBAL FIELDS


                                    CONTENTS



I.1.- NATURAL GAS TRANSFER POINT

I.2.- NATURAL GAS QUALITY SPECIFICATIONS

I.3.- ANNUAL PREDICTION OF AVERAGE PRODUCTION OF NATURAL GAS IN THE GAS AREA


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                                   APPENDIX I
                               UNIDAD MONAGAS SUR
                              URACOA/BOMBAL FIELDS


I.1.- NATURAL GAS TRANSFER POINT

The point of transfer of the custody and risk of loss of the Natural Gas shall be the Macapaima Station of the Anaco-Puerto Ordaz gas pipeline. Coordinates
(N922,867.49 E 516,883.41).

I.2.- NATURAL GAS QUALITY SPECIFICATIONS:

Natural Gas Quality Specifications

Uracoa - Bombal

o  Maximum Content of CO2:                   8.0% molar

o  Maximum Content of Water Vapor            7.0   lbs/MMCFN

o  Maximum Pressure for delivery:            900   lppcm

o  Normal Operating Range:                   650-850 lppcm

o  Maximum Content of H2S:                   12    ppmv

o  Specific Gravity:                         0.72

o  Maximum Calorific Power:                  1060  BTU/PC

o  Maximum C5+                               0.25% molar

o  Maximum GPM                               0.60  Gal/MPCS

The quality of the Natural Gas that is to be transferred shall be according to the above specifications, which may be modified by the Parties by mutual agreement, if the operating and market conditions so require.

I.3- ANNUAL PREDICTION OF AVERAGE PRODUCTION OF NATURAL GAS IN THE GAS AREA

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
YEAR                    2003     2004     2005     2006     2007     2008     2009     2010     2011
GAS (MCFD)               33       60       67       70       70       70       61       30        7